 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1997

                                                REGISTRATION NO. 333-20781

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO

                                 FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                               THE ROUSE COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   MARYLAND
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                                  52-0735512
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)
                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456
                                (410) 992-6000
    (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                              BRUCE I. ROTHSCHILD
                                VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456
                                (410) 992-6400
           (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ---------------
                                   COPY TO:
                              TIMOTHY E. PETERSON
                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                              ONE NEW YORK PLAZA
                           NEW YORK, NEW YORK 10004
                                (212) 859-8000
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

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
      TITLE OF EACH CLASS OF SECURITIES         PROPOSED MAXIMUM AGGREGATE    AMOUNT OF
             TO BE REGISTERED(1)                   OFFERING PRICE(2)(3)    REGISTRATION FEE
-------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.................
Preferred Stock, $0.01 par value..............
Debt Securities...............................         $500,000,000          $151,516(4)

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(1) Also includes such indeterminate number of shares of Common Stock and Debt
    Securities as may be issued upon conversion of or exchange for Preferred Stock or other Debt Securities.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.
(3) In U.S. dollars or the equivalent thereof in foreign currency or currency units.

(4) Of which $121,213 was previously paid and $30,303 is being paid herewith.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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


                            THE ROUSE COMPANY

               COMMON STOCK, PREFERRED STOCK AND DEBT SECURITIES

                                ---------------

  The Rouse Company (the "Company" or "Rouse") may offer, from time to time, together or separately, (i) shares of its common stock, $0.01 par value per share (the "Common Stock"), (ii) shares of its preferred stock, $0.01 par value per share (the "Preferred Stock"), and (iii) debt securities (the "Debt Securities"), in each case, in amounts, at prices and on such terms to be determined at the time of the offering. The Common Stock, the Preferred Stock and the Debt Securities are collectively called the "Securities."

  The Securities offered pursuant to this Prospectus may be issued in one or more series and/or issuances and will have an aggregate public offering price of up to $500 million (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Common Stock, the aggregate number of shares offered, the public offering price and other terms of the offering and sale thereof, (ii) in the case of Preferred Stock, the specific title, the aggregate number of shares offered, any dividend (including the method of calculating payment of dividends), liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other securities, and the public offering price and other terms of the offering and sale thereof and (iii) in the case of Debt Securities, the specific title, the aggregate principal amount, the aggregate offering price, the denomination, the maturity, the premium, if any, the interest rate (which may be fixed, floating or adjustable), if any, the time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or repayment at the option of the holder thereof, any sinking fund provisions, the terms for any conversion or exchange into other securities, any other special terms, and the public offering price and other terms of the offering and sale thereof. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

  The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "RSE." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

  Unless otherwise specified in a Prospectus Supplement, the Debt Securities, when issued, will be unsecured and unsubordinated obligations of the Company and will rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company.

  This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                                ---------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

  The Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities.

                                ---------------

             The date of this Prospectus is February 6, 1997.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) from which such reports, proxy statements and other information may be obtained. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference:

  1. Annual Report on Form 10-K for the year ended December 31, 1995.

  2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

  3. Current Report on Form 8-K, dated June 27, 1996.

  4. Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

  5. Amendment to Current Report on Form 8-K/A, dated August 14, 1996.

  6. Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

  7. Description of Contingent Stock Agreement (as herein defined) is incorporated by reference to the caption "The Contingent Stock Agreement; The Contractual Rights" contained in the Registration Statement on Form S-4 (File No. 333-1693) filed March 13, 1996, as amended.

  All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of the filing of such documents.

  Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including a beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to David L. Tripp, Vice President and Director of Investor Relations, The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456,
Telephone: (410) 992-6000.

                                  THE COMPANY

  The Rouse Company is one of the largest publicly-traded (NYSE) real estate companies in the United States. Through its subsidiaries and affiliates (collectively, with The Rouse Company, referred to as the "Company"), the Company is engaged in (i) the ownership, management, acquisition and development of income-producing and other real estate in the United States, including retail centers, office buildings, mixed-use projects, community retail centers and hotels, and the management of a retail center in Canada, and (ii) the development and sale of land to builders and other developers, primarily around Columbia, Maryland and Las Vegas (Summerlin), Nevada, for residential, commercial and industrial uses.

                                USE OF PROCEEDS

  Unless otherwise indicated in any accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth (i) the ratio of earnings to fixed charges and (ii) the ratio of earnings to combined fixed charges and Preferred stock dividend requirements of the Company for the periods indicated:

                                          NINE MONTHS
                                             ENDED
                                         SEPTEMBER 30, YEARS ENDED DECEMBER 31,
                                         ------------- ------------------------
                                          1996   1995  1995 1994 1993 1992 1991
                                         ------ ------ ---- ---- ---- ---- ----
Ratio of earnings to fixed charges
 (1)(3).................................   1.14   1.05 1.04 1.06 1.01 --   --
Ratio of earnings to combined fixed
 charges and Preferred stock dividend
 requirements (2)(4)....................   1.04    --   --   --   --  --   --

--------
(1) The ratio of earnings to fixed charges is computed by dividing fixed charges into net earnings (loss) before income taxes, extraordinary loss and cumulative effect of change in accounting principle, adjusted for minority interest in earnings, amortization of interest costs previously capitalized and certain other items, plus fixed charges other than capitalized interest. Fixed charges include interest costs, the estimated interest component of rent expense and certain other items.

(2) The ratio of earnings to combined fixed charges and Preferred stock dividend requirements is computed by dividing total combined fixed charges and amounts of pre-tax earnings required to cover Preferred stock dividend requirements into net earnings (loss) before income taxes, extraordinary loss and cumulative effect of change in accounting principle, adjusted for minority interest in earnings, amortization of interest costs previously capitalized and certain other items, plus fixed charges other than capitalized interest. Fixed charges include interest costs, the estimated interest component of rent expense and certain other items.

(3) Total fixed charges exceeded the Company's earnings available for fixed charges by $29,449,000 and $10,347,000 for the years ended December 31, 1992 and 1991, respectively.

(4) Total combined fixed charges and Preferred stock dividend requirements exceeded the Company's earnings available for combined fixed charges and Preferred stock dividend requirements by $9,597,000 for the nine months ended September 30, 1995, and by $14,086,000, $8,934,000, $17,722,000,
    $29,449,000 and $10,347,000 for the years ended December 31, 1995, 1994,
    1993, 1992 and 1991, respectively.

                          DESCRIPTION OF COMMON STOCK

GENERAL

  The following summary of certain terms and provisions of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Maryland General Corporation Law (the "MGCL") and to the terms and provisions of the Amended and Restated Articles of Incorporation, as amended, including all Articles Supplementary thereto, of the Company (the "Charter") and the By-laws, as amended, of the Company (the "Bylaws"), copies of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

  The Charter authorizes the issuance of 250,000,000 shares of Common Stock and, as of January 29, 1997, 66,793,633 shares of Common Stock were issued and outstanding. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

  In connection with the Company's acquisition in June 1996 (the "Hughes Acquisition") of all the outstanding equity interests in The Hughes Corporation and its affiliated partnership, Howard Hughes Properties, Limited Partnership (collectively, "Hughes"), the Company entered into an agreement (the "Contingent Stock Agreement") for the benefit of the former Hughes equity owners (or their successors) (the "Hughes Owners") pursuant to which shares of Common Stock, or under certain circumstances, Increasing Rate Cumulative Preferred Stock, par value $0.01 per share (the "Increasing Rate Preferred Stock"), of the Company may be issued to the Hughes Owners over a 14-year period ending in 2009. The number of shares of Common Stock (or, under certain circumstances, Increasing Rate Preferred Stock) that may be issued will be determined on the basis of the net cash flow generated from and the appraised value of certain assets acquired in the Hughes Acquisition. Any shares of Increasing Rate Preferred Stock, if issued, will be exchangeable, at the Company's option, for shares of Common Stock.

  The Company currently has outstanding 500,000 warrants to purchase Common Stock (the "Warrants"). Each Warrant allows the holder thereof to purchase one share of Common Stock at an exercise price of $18 per share, subject to adjustment in certain circumstances. The Warrants expire on September 23, 1997.

  The Company also has outstanding $130,000,000 aggregate principal amount of 5 3/4% Convertible Subordinated Debentures due 2002. The debentures are convertible by the holders thereof into Common Stock at a conversion price equal to $28.625 principal amount of each debenture for each share of Common Stock (subject to adjustment in certain circumstances).

DIVIDEND RIGHTS

  The holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors of the Company, after payment of, or provision for, full cumulative dividends for outstanding Preferred Stock.

VOTING RIGHTS

  Each share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting for directors is not permitted. Holders of Common Stock and Preferred Stock, when outstanding and when entitled to vote, vote as a class, except with respect to matters that (i) relate only to the rights, terms or conditions of Preferred Stock, (ii) affect only the holders of Preferred Stock or (iii) relate to the rights of the holders of Preferred Stock if the Company fails to fulfill any of its obligations regarding such stock.

LIQUIDATION RIGHTS

  Upon any dissolution, liquidation or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all of the Company's assets and funds remaining after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of Preferred Stock.

PREEMPTIVE RIGHTS

  Holders of Common Stock have no preemptive right to purchase or subscribe for any shares of the Company's capital stock.

SPECIAL STATUTORY REQUIREMENTS FOR CERTAIN TRANSACTIONS

  The summaries of the following statutes do not purport to be complete and are subject to and qualified in their entirety by reference to the applicable provisions of the MGCL.

  BUSINESS COMBINATION STATUTE. The MGCL establishes special requirements with respect to "business combinations" between Maryland corporations and "interested stockholders," unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger or other specified transactions between a company and an interested stockholder and requires a super-majority vote for such transactions after the end of such five-year period.

  "Interested stockholders" are all persons owning beneficially, directly or indirectly, 10% or more of the outstanding voting stock of a Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested stockholder or its affiliates for a period of five years after the date on which the stockholder first became an interested stockholder and thereafter may not be consummated unless recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder. A business combination with an interested stockholder which is approved by the board of directors of a Maryland corporation at any time before an interested stockholder first becomes an interested stockholder is not subject to the five-year moratorium or special voting requirements. The Bylaws specifically provide that the foregoing provisions apply to any such business combination with the Company. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an interested stockholder on the date of the stockholder vote. The Company has not adopted any such amendment to its charter.

  CONTROL SHARE ACQUISITION STATUTE. The MGCL imposes limitations on the voting rights of shares acquired in a "control share acquisition." The Maryland statute defines a "control share acquisition" at the 20%, 33 1/3% and 50% acquisition levels, and requires a two-thirds stockholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to stock acquired in a control share acquisition. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquirer generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (a) posts a bond for the cost of the meeting and (b) submits a definitive financing agreement to the extent that financing is not provided by the acquiring person. In addition, unless the charter or bylaws provide otherwise, the statute gives the Maryland corporation, within certain time limitations, various redemption rights if there is a stockholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target within ten days following a control share acquisition. Moreover, unless the charter or bylaws provide otherwise, the statute provides that, if, before a control share acquisition occurs, voting rights are accorded to control shares which result in the acquiring person having majority voting power, then minority stockholders have appraisal rights. An acquisition of shares may be exempted from the control share statute provided that a charter or bylaw provision is adopted for such purpose prior to the control share acquisition. The Bylaws specifically provide that the statutory provisions relating to control share acquisitions do not apply.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is The Bank of New York, New York, New York.

                        DESCRIPTION OF PREFERRED STOCK

GENERAL

  The following summaries of certain terms and provisions of the Preferred Stock do not purport to be complete and are subject to, and qualified in their entirety by reference to, the MGCL and the terms and provisions of the Charter, including the Articles Supplementary setting forth the particular terms of (i) the Increasing Rate Preferred Stock and (ii) the 10.25% Junior Preferred Stock, Series 1996 (the "Junior Preferred Stock"), and to the Bylaws, copies of which are incorporated by reference into the Registration Statement of which this Prospectus forms a part.

  The Charter authorizes the issuance of 50,000,000 shares of Preferred Stock, of which (i) 10,000,000 shares have been classified as Increasing Rate Cumulative Preferred Stock and (ii) 37,362 shares have been classified as 10.25% Junior Preferred Stock, 1996 Series. Preferred Stock may be issued from time to time in one or more series, without stockholder approval, with such voting powers (full or limited), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be established by the Board of Directors of the Company. Thus, without stockholder approval, the Company could authorize the issuance of Preferred Stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Common Stock.

  The particular terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of Preferred Stock. At any time that any series of Preferred Stock is authorized, the Board of Directors of the Company or a duly authorized Committee of such Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of such series, as well as the number of shares constituting such series and the designation thereof. The description of the terms of a particular series of Preferred Stock that will be set forth in a Prospectus Supplement does not purport to be complete and will be qualified in its entirety by reference to the Articles Supplementary relating to such series.

  Currently, no shares of Increasing Rate Preferred Stock are issued and outstanding, and one share of Junior Preferred Stock is issued and outstanding.

INCREASING RATE PREFERRED STOCK

  GENERAL. On February 22, 1996, the Board of Directors of the Company authorized the Company to classify and issue the Increasing Rate Preferred Stock as part of the 50,000,000 shares of authorized Preferred Stock. The Increasing Rate Preferred Stock is issuable only in connection with the Hughes Acquisition and only to Hughes Owners. Pursuant to the terms of the Contingent Stock Agreement, the Company will be obligated to issue and deliver shares of Increasing Rate Preferred Stock to Hughes Owners if the Company is unable to issue and deliver shares of Common Stock to them or if the representatives of the Hughes Owners (which representatives have been appointed under the Contingent Stock Agreement (the "Representatives")) require the Company to issue and deliver such shares of Increasing Rate Preferred Stock following certain events of default under the Agreement. The Company's contingent obligation to issue and deliver shares of Increasing Rate Preferred Stock to Hughes Owners will terminate if and when the Company's stockholders approve the issuance of Common Stock to the Hughes Owners in accordance with the rules of the NYSE; provided that such termination will not apply to (i) any obligation to issue and deliver such shares prior to such termination and (ii) any obligation to issue and deliver such shares if the Representatives so require following certain events of default under the Contingent Stock Agreement. Pursuant to the Contingent Stock Agreement, the Company is required to use its reasonable efforts to obtain such stockholder approval prior to July 15, 1997.

  If and when issued, the Increasing Rate Preferred Stock will be validly issued, fully paid and nonassessable. The holders of Increasing Rate Preferred Stock will have no preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Increasing Rate Preferred Stock will not be subject to any sinking fund. Unless exchanged for Common Stock or redeemed, the Increasing Rate Preferred Stock will have a perpetual term, with no maturity. The shares of Common Stock issuable upon the exchange of Increasing Rate Preferred Stock will be listed on the NYSE.

  RANKING. The Increasing Rate Preferred Stock will rank pari passu with any Parity Stock (as defined below) and will rank senior to the Junior Preferred Stock, the Common Stock and any other Junior Stock (as defined below) with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up.

  While any shares of Increasing Rate Preferred Stock are outstanding, unless the Company first obtains the consent of the Representatives or the consent of the holders of at least 66 2/3% of the outstanding shares of Increasing Rate Preferred Stock, the Company may not, either directly or indirectly or through a merger or consolidation of the Company with another entity (a "Rouse Merger"), (i) issue (or approve the issuance of) or increase the authorized number of shares of any Parity Dividend Stock, Parity Liquidation Stock or Prior Stock (as such terms are defined below), (ii) declare, pay or set apart funds for the payment of any dividends (other than dividends payable in Junior Stock) or make any other distribution on or with respect to shares of Junior Stock, (iii) declare, pay or set apart funds for the payment of any dividends (other than dividends payable in Junior Stock) or make any other distribution on or with respect to shares of Parity Dividend Stock or Parity Liquidation Stock, unless simultaneously therewith a proportionate dividend on the Increasing Rate Preferred Stock is ratably distributed or (iv) redeem, retire or otherwise acquire for value or set apart any funds for the redemption or purchase of any shares of Junior Stock (other than Common Stock to effect an Exchange (as defined below)) or any warrant, option or right to acquire shares thereof.

  "Junior Stock" means the Common Stock and any other capital stock of the Company ranking junior to the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or with respect to the payment of dividends.

  "Parity Dividend Stock" means any capital stock of the Company ranking on a parity with the Increasing Rate Preferred Stock with respect to the payment of dividends.

  "Parity Liquidation Stock" means any capital stock of the Company ranking on a parity with the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary.

  "Parity Stock" means any capital stock of the Company ranking on a parity with the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or with respect to the payment of dividends.

  "Prior Stock" means any capital stock of the Company ranking prior to the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or with respect to the payment of dividends.

  DIVIDENDS. Holders of shares of Increasing Rate Preferred Stock will be entitled to receive for each such share, when and as declared by the Board of Directors of the Company, out of funds of the Company legally available for payment, cumulative cash dividends on the Liquidation Value (as defined below) of such share at the Dividend Rate (as defined below). Dividends on the Increasing Rate Preferred Stock will be payable semi-annually (each, a "Dividend Payment Date") at such rate on the first business day following the end of each six-month period beginning January 1 and July 1 of each year (each such six-month period, a "Dividend Period"). Dividends will be payable to holders of record as they appear on the stock records of the Company at the close of business 15 days prior to the end of the applicable Dividend Period. Dividends on shares of Increasing Rate Preferred Stock (whether or not earned or declared) will accrue from the date of issuance of such shares (the "Issue Date") until such shares are redeemed or exchanged as described below. Dividends will be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there are funds of the Company legally available for the payment of such dividends. Accumulations of dividends on shares of Increasing Rate Preferred Stock will not bear interest.

  Unless all accrued and unpaid dividends on Increasing Rate Preferred Stock have been paid in full or funds sufficient for such payment have been set apart therefor, the Company may not (i) pay or set apart funds for the payment of any dividend with respect to any Junior Dividend Stock (as defined below), (ii) pay or set apart funds for the payment of any dividend with respect to any Parity Dividend Stock, other than pro rata with, and recognizing all accrued and unpaid dividends on, the Increasing Rate Preferred Stock and all other classes or series of Parity Dividend Stock, (iii) make any distribution (other than in Junior Dividend Stock) on, redeem or purchase any Junior Liquidation Stock or (iv) make any distribution on, redeem or purchase any Parity Liquidation Stock.

  To the extent that the Company does not have sufficient funds to pay (or set apart for payment) the full amount of accrued but unpaid dividends on the Increasing Rate Preferred Stock on any given Dividend Payment Date, any payments made (or funds set apart for such payments) by the Company in respect of such dividends will be made ratably to the holders of such Increasing Rate Preferred Stock in proportion to the number of shares held by them.

  "Base Rate" means (i) with respect to the Dividend Period during which Rouse issues shares of Increasing Rate Preferred Stock for the first time, the dividend rate, as determined by a nationally recognized investment banking firm selected by the Company for such purpose and reasonably acceptable to the Representatives, which would be required in order for the Company to successfully sell at par (i.e., stated liquidation value), in a private placement transaction, a class or series of its perpetual preferred stock as of such time and (ii) with respect to each subsequent Dividend Period, the dividend rate, as determined by a nationally recognized investment banking firm selected by the Company for such purpose and reasonably acceptable to the Representatives, which would be required in order for the Company to successfully sell at par (i.e., stated liquidation value), in a private placement transaction, a class of its perpetual preferred stock as of the first day of such Dividend Period.

  "Dividend Rate" means a rate per annum equal to the Base Rate plus the Spread, in each case as in effect during a Dividend Period; provided, however, that in the event that any share of Increasing Rate Preferred Stock shall have an Issue Date other than on the first day of any Dividend Period, the Dividend Rate with respect to such share during the Dividend Period in which such Issue Date occurs shall be calculated on the basis of the applicable Dividend Rate for such Dividend Period for the period commencing with the Issue Date to and including the last day of such Dividend Period.

  "Junior Dividend Stock" means Common Stock and any other capital stock of the Company ranking junior to the Increasing Rate Preferred Stock with respect to the payment of dividends.

  "Junior Liquidation Stock" means Common Stock and any capital stock of the Company junior to the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary.

  "Liquidation Value" means, with respect to a share of Increasing Rate Preferred Stock, $100 plus all dividends (whether or not earned or declared), accrued and unpaid on such share.

  "Spread" (i) for the Dividend Period during which Rouse issues shares of Increasing Rate Preferred Stock for the first time shall be 3.50% per annum and (ii) for each Dividend Period thereafter shall be the Spread for the immediately preceding Dividend Period plus 0.50%.

  REDEMPTION. Any holder of Increasing Rate Preferred Stock may elect to have the Company redeem all or any portion of such holder's shares on any Dividend Payment Date (the "Redemption Date") by delivering to the Company a redemption notice at least 30 but not more than 60 days prior to such Redemption Date; provided, however, that any shares subject to redemption must have been issued at least one year prior to the date of such redemption notice.

  For each share of Increasing Rate Preferred Stock to be redeemed, the Company must pay on the Redemption Date an amount equal to the sum of (i) 110% of the Liquidation Value of such share as of such Redemption Date plus (ii) all accrued and unpaid dividends (whether or not earned or declared) on such share as of such Redemption Date. In the event the Company is required to redeem shares of the Increasing Rate Preferred

Stock but does not have sufficient funds legally available to redeem all such shares, the Company must apply the funds it does have legally available to redeem on a ratable basis as many shares subject to redemption as is possible. If the Company fails to redeem all shares required to be redeemed by it on any given Redemption Date because of insufficient legally available funds, the holders of Increasing Rate Preferred Stock will be able to exercise the Special Voting Right described below.

  EXCHANGE. The Company may, at its option, exchange shares of Common Stock on any Dividend Payment Date (an "Exchange Date") for any or all shares of Increasing Rate Preferred Stock outstanding on such Exchange Date (each, an "Exchange"), provided that in connection with such Exchange, (i) the Company delivers an exchange notice at least 30 but not more than 60 days prior to such Exchange Date and (ii) on the Exchange Date, the Company pays each holder of the shares of Increasing Rate Preferred Stock to be exchanged an amount equal to all accrued but unpaid dividends on such shares to such Exchange Date. The number of shares of Common Stock to be exchanged for each share of Increasing Rate Preferred Stock will be a number equal to the Liquidation Value divided by the Current Share Value on the last day of the Dividend Period immediately preceding the Exchange Date. If, in connection with an Exchange, the Company intends to exchange fewer than all the outstanding shares of Increasing Rate Preferred Stock, the number of shares of Increasing Rate Preferred Stock to be exchanged will be determined ratably among the holders of such stock according to the respective number of shares held by them.

  LIQUIDATION. The holders of shares of Increasing Rate Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Liquidation Value for each share of Increasing Rate Preferred Stock (the "Liquidation Preference"), and no more.

  Until the holders of the Increasing Rate Preferred Stock have been paid the Liquidation Preference in full, no payment may be made to any holder of Junior Liquidation Stock upon the liquidation, dissolution or winding up of the Company. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or any proceeds thereof, distributable among the holders of the shares of Increasing Rate Preferred Stock are insufficient to pay in full the Liquidation Preference, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Increasing Rate Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares of Increasing Rate Preferred Stock if all amounts payable thereon were paid in full. Neither a merger or consolidation of the Company with or into another entity nor a voluntary sale, lease, conveyance, exchange or transfer of all or substantially all of the Company's assets (except in connection with a plan of liquidation, dissolution or winding up of the Company) will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

  VOTING RIGHTS. Except as described below, or except as otherwise from time to time required by applicable law, the holders of shares of Increasing Rate Preferred Stock will have no voting rights.

  Whenever (i) any accrued but unpaid dividends on the Increasing Rate Preferred Stock (whether or not earned or declared) are in arrears for at least one Dividend Period, (ii) the Company fails to effect any redemption described above or (iii) the Company fails to effect any Exchange, then (x) the number of directors then constituting the Board of Directors of the Company will be increased by one and (y) the holders of shares of Increasing Rate Preferred Stock, voting separately as a class, will have the exclusive right (the "Special Voting Right") to elect a director to fill such vacancy either (1) at a properly called special meeting of the holders of the Increasing Rate Preferred Stock called for such purpose or (2) at any annual meeting of stockholders of the Company. Holders of Increasing Rate Preferred Stock will have the right to exercise the Special Voting Right until such time as (i) all accumulated dividends on the Increasing Rate Preferred Stock shall have been paid in full, (ii) all redemptions required to be made on any Redemption Date shall have been made and (iii) all Exchanges required to be made shall have been made. In exercising the Special Voting Right, each share of Increasing Rate Preferred Stock will be entitled to one vote.

  In addition, so long as any shares of Increasing Rate Preferred Stock are outstanding, the consent of the Representatives or the affirmative vote of the holders of 66 2/3% of the shares of the Increasing Rate Preferred

Stock is required to issue any preferred stock on parity with or senior to the Increasing Rate Preferred Stock, amend the articles supplementary relating to the Increasing Rate Preferred Stock, issue or take certain actions affecting the Increasing Rate Preferred Stock or make distributions with respect to stock on parity with or junior to the Increasing Rate Preferred Stock.

  TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for the Increasing Rate Preferred Stock will be The Bank of New York, New York, New York.

JUNIOR PREFERRED STOCK

  GENERAL. On February 22, 1996, the Board of Directors of the Company authorized the Company to classify and issue 37,362 shares of the Junior Preferred Stock as part of the 50,000,000 shares of authorized Preferred Stock.

  In connection with the Hughes Acquisition, one share of Junior Preferred Stock was issued to a wholly-owned subsidiary of the Company and is currently outstanding.

  RANKING. The Junior Preferred Stock ranks senior to the Common Stock and junior to all other Preferred Stock (unless the terms of such Preferred Stock specifically provide that it will rank junior to or on parity with the Junior Preferred Stock), with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.

  DIVIDENDS. Holders of shares of Junior Preferred Stock are entitled to receive for each such share, when and as declared by the Board of Directors of the Company, out of funds of the Company legally available for payment, a cumulative annual cash dividend equal to the greater of (i) 10.25% of the liquidation preference of such Junior Preferred Stock (the "Liquidation Preference") or (ii) the lesser of 200% of the amount determined under clause
(i) above or the Liquidation Preference divided by the average closing price of Common Stock used to determine the exchange ratio in connection with the Hughes Acquisition (the "Multiplier") multiplied by the aggregate per share amount of all cash and non-cash dividends (other than dividends payable in Common Stock), subject to adjustment for stock splits, combinations and dividends on the Common Stock. Accumulations of dividends on shares of Junior Preferred Stock will not bear interest.

  Until all accumulated dividends are paid in full, the Company may not, without first obtaining the consent of the holders of at least 66 2/3% of the outstanding shares of Junior Preferred Stock, (i) declare or pay dividends on or make any other distribution on, or redeem or purchase or otherwise acquire for consideration any shares of the Company's capital stock ranking junior to the Junior Preferred Stock (other than such shares acquired in exchange for other shares of the Company's capital stock ranking junior to the Junior Preferred Stock), (ii) declare or pay dividends on or make any other distributions on any shares of the Company's capital stock ranking on parity with the Junior Preferred Stock other than dividends payable ratably on the Junior Preferred Stock and any other parity stock or (iii) redeem or purchase or otherwise acquire for consideration any shares of the Company's capital stock ranking on a parity with the Junior Preferred Stock, except pursuant to an offer that treats fairly and equitably all holders of Junior Preferred Stock and such parity stock.

  REDEMPTION. The Junior Preferred Stock is not subject to redemption.

  LIQUIDATION. The holders of shares of Junior Preferred Stock are entitled to receive in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, a liquidation preference for each share of Junior Preferred Stock equal to the greater of (i) the sum of $4,148.60 plus all accrued and unpaid dividends on such share to the date of payment and (ii) an amount equal to the Multiplier multiplied by the aggregate per share amount to be distributed to holders of Common Stock in connection with such liquidation, dissolution or winding up, in each case subject to adjustment for stock splits, combinations and dividends on the Common Stock. Until the holders of the Junior Preferred Stock have been paid their aggregate liquidation preference in full, no payment will be made to (i) any holder of the Company's capital stock ranking on a parity with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and any stock ranking on parity therewith or
(ii) any holder of the Company's capital stock ranking junior to the Junior Preferred Stock.

  VOTING RIGHTS. Except as otherwise from time to time required by applicable law, the holders of shares of Junior Preferred Stock have no voting rights; however, when dividends are in arrears, a vote of 66 2/3% of the outstanding shares is required for the Company to pay distributions on or redeem any stock junior to or on parity with the Junior Preferred Stock.

  CONSOLIDATION, MERGER. In the event of a merger, consolidation or other transaction in which shares of Common Stock are exchanged for cash, stock, securities or other property, holders of Junior Preferred Stock are entitled to receive for each share of their stock the per share consideration received by holders of Common Stock multiplied by the Multiplier, subject to adjustment for stock splits, combinations and dividends on the Common Stock.

                        DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by the Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities.

  The Offered Debt Securities are to be issued under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), a copy of which Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms and of those terms made a part thereof by the Trust Indenture Act. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference. Certain defined terms in the Indenture are capitalized herein.

GENERAL

  The Debt Securities will be unsecured obligations of the Company.

  The Debt Securities to be offered by this Prospectus are limited to $500,000,000 in aggregate issue price. The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any Holder, for issuances of additional Debt Securities of such series. (Section 301) The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities.

  Reference is made to the Prospectus Supplement relating to the Offered Debt Securities for the following terms, where applicable, of the Offered Debt
Securities: (1) the title of the Offered Debt Securities or series of which they are a part; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of such Offered Debt Securities will be payable; (4) the rate or rates (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, the date or dates from which such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and any premium and interest on such Offered Debt Securities will be payable; (6) the period or periods within which, the price or prices at which and the terms and conditions upon which such Offered Debt

Securities may be redeemed, in whole or in part, at the option of the Company;
(7) the obligation, if any, of the Company to redeem or purchase any of such Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which such Offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on such Offered Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time); (10) if the amount of payments of principal of or any premium or interest on such Offered Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (11) if the principal of or any premium or interest on such Securities is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than those in which the Offered Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (12) if other than the principal amount thereof, the portion of the principal amount of such Offered Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (13) if applicable, that such Offered Debt Securities are defeasible as provided in the Indenture; (14) whether such Offered Debt Securities are convertible into or exchangeable for Common Stock, Preferred Stock or other Securities and the terms and conditions upon which such conversion or exchange will be effected; (15) whether such Offered Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those described under "Global Securities" in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered; (16) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Debt Securities; (17) the terms, if any, pursuant to which the Offered Debt Securities will be made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and the definition of any such Senior Indebtedness; and (18) any other terms of such Securities not inconsistent with the provisions of the Indenture. (Section 301)

  Unless otherwise indicated in the Prospectus Supplement relating to Offered Debt Securities, principal of and any premium or interest on the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registrable, at the office of the Trustee at its principal executive offices (see "Concerning the Trustee"), provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 301, 305 and 1002). Any payment of principal and any premium or interest required to be made on an Interest Payment Date, Redemption Date or at Maturity which is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity. (Section 113)

  Unless otherwise indicated in the Prospectus Supplement relating to Offered Debt Securities, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. (Section 302). No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their stated principal amount. In addition, under Treasury Regulations it is possible that Debt Securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other Debt Securities treated as issued at an original issue discount) will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means a security, including any security that does not provide for the payment of interest prior to Maturity, which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the Stated Maturity thereof an amount less than the principal amount thereof shall become due and payable. (Section
101)

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depositary or its nominee identified in the Prospectus Supplement relating to the Offered Debt Securities. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities.

  Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary and except in the circumstances described in the Prospectus Supplement relating to the Offered Debt Securities. (Sections 204 and 305). The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization; (f) a default under any bond, debenture, note, mortgage, indenture or other evidence of indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501). No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder.

  The Trustee shall, within 90 days after the occurrence of a default with respect to Debt Securities of any series, give all holders of Debt Securities of such series then outstanding notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of a default in the payment of principal of and any premium or interest on any Debt Security of any series, or in the payment of any sinking fund installment with respect to Debt Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of all holders of Debt Securities of such series then outstanding. (Trust Indenture Act of 1939)

  If an Event of Default with respect to Outstanding Debt Securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding

Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults, see "Modification and Waiver."

  Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during the default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 601). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

  The Company will furnish to the Trustee annually a certificate as to compliance by the Company with all conditions and covenants under the Indenture. (Section 1004)

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

  Under the Indenture, the Company may not consolidate with or merge into any corporation, or transfer its assets substantially as an entirety to any Person, unless: (i) the successor corporation or transferee assumes the Company's obligations on the Debt Securities and under the Indenture; (ii) after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and (iii) certain other conditions are met. (Section 901)

SATISFACTION, DISCHARGE AND DEFEASANCE

  The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

  The Indenture, with respect to any series of Debt Securities (except for certain specified surviving obligations, including (A) any rights of registration of transfer and exchange and (B) rights to receive the principal, premium, if any, and interest on the Debt Securities) will be discharged and cancelled upon the satisfaction of certain conditions, including the following: (i) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation have become due or payable, will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year and (ii) the deposit with such Trustee of an amount in the Specified Currency sufficient to pay the principal, premium, if any, and interest to the Maturity of all Debt Securities of such series. (Section
501)

  If so specified in the Prospectus Supplement with respect to Debt Securities of any series, the Company at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain certain offices or agencies in each Place of Payment and hold moneys for payment in trust), or (ii) will not be subject to provisions of the applicable Indenture described above under "--Consolidation, Merger and Transfer of Assets" with respect to the Debt Securities of such series, in each case if the Company irrevocably deposits with the Trustee, in trust, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the opinion of independent public accountants) to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and interest on, the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, the Company is required to deliver to the applicable Trustee (1) an opinion of counsel to the effect that (a) the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes, (b) the Company's exercise of such option will not cause any violation of the Investment Company Act of 1940, as amended, and (c) if the Debt Securities of such series are then listed on the NYSE, such Debt Securities would not be delisted as a result of the exercise of such option and (2) in the case of the Debt Securities of such series being discharged, a ruling received from or published by the United States Internal Revenue Service to the effect that the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes.

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or other Security payable upon acceleration of the Maturity thereof,
(d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. (Section 902)

  The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513)

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York, but without regard to principles of conflicts of law. (Section 112)

CONCERNING THE TRUSTEE

  The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States of America, with its principal offices at One First National Plaza, Suite 0126, Chicago, Illinois 60670, will act as Trustee for the benefit of the Holders of the Debt Securities under the Indenture. The Trustee also serves as the trustee under the indenture in respect of (i) the Company's $120,000,000 aggregate principal amount of 8.5% Notes due January 15, 2003, (ii) the Company's $150,000,000 aggregate issue amount of Medium-Term Notes due Nine Months or More from Date of Issue and (iii) $141,753,000 aggregate principal amount of 9 1/4% Junior Subordinated Debentures due 2025. The Company maintains other banking relationships with the Trustee in the ordinary course of business, including maintaining a line of credit with and obtaining loans from the Trustee.

                             PLAN OF DISTRIBUTION

  The Company may sell Securities to or through one or more underwriters or dealers and also may sell Securities directly to institutional investors or other purchasers, or through agents.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the related Prospectus Supplement.

  Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the related Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

  Certain of the underwriters or agents and their associates may engage in transactions with and perform services for the Company or its affiliates in the ordinary course of their respective businesses.

  The Securities may or may not be listed on a national securities exchange (other than the Common Stock, which is listed on the NYSE). Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. No assurances can be given that there will be an active trading market for the Securities.

                                    EXPERTS

  The consolidated financial statements and schedules of the Company and its subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference in this Registration Statement have been incorporated by reference in reliance upon (1) the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing, and (2) with respect to the current value basis financial statements, the report of Landauer Associates, Inc., real estate counselors and consultants, incorporated by reference herein, and upon the authority of said firm as experts in real estate consultation.

                                 LEGAL MATTERS

  The validity of the Common Stock and the Preferred Stock will be passed upon for the Company by Piper & Marbury, L.L.P., Baltimore, Maryland. The validity of the Debt Securities will be passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. Piper & Marbury L.L.P., Baltimore, Maryland, will serve as counsel for any underwriters and agents. Piper & Marbury L.L.P. from time to time provides legal services to the Company.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Securities and Exchange Commission registration fee............. $151,516
      Printing expenses...............................................  125,000
      Rating agency fees..............................................  375,000
      New York Stock Exchange listing fee.............................   60,000
      Trustee's fees..................................................   15,000
      Legal fees and expenses.........................................  150,000
      Accounting expenses.............................................   15,000
      Blue Sky fees and expenses......................................   15,000
      Other...........................................................   75,000
                                                                       --------
        Total......................................................... $981,516
                                                                       ========

--------
* Except for the Securities and Exchange Commission registration fee, all of the foregoing expenses have been estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article IX of the Bylaws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Maryland law as now or hereafter in force, including the advance of related expenses. If any determination is required under applicable law as to whether a director or officer is entitled to indemnification, such determination shall be made by independent legal counsel retained by the Company and appointed by either the Board of Directors or the Chief Executive Officer. Paragraph (f) of Article Seventh of the Amended and Restated Articles of Incorporation of the Company provides that to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Company shall be personally liable to the Company or its stockholders for money damages. A copy of Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland is incorporated by reference into this Registration Statement.

  The Company maintains directors and officers insurance on behalf of its directors, officers and certain other persons against any liability asserted against them in any such capacity. The form of Underwriting Agreement contained in Exhibit 1.1 provides for indemnification of the directors and officers signing the Registration Statement and certain controlling persons of the Company against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, in certain instances by each underwriter participating in an offering of the Preferred Securities.

ITEM 16. EXHIBITS

  Set forth below is a list of the exhibits included as part of this Registration Statement.

  EXHIBIT
    NO.                                   DESCRIPTION
  -------                                 -----------
  *1.1    --Form of Underwriting Agreement for Common Stock or Preferred Stock
  *1.2    --Form of Underwriting Agreement for Debt Securities
  *1.3    --Form of Distribution Agreement for Debt Securities
   4.1    --Charter of the Company, as amended and restated effective May 27, 1988,
           (which is incorporated by reference from the Exhibits to the Company's
           Form 10-K Annual Report for the fiscal year ended December 31, 1988 (see
           Commission File No. 0-1743))

 EXHIBIT
   NO.                                   DESCRIPTION
 -------                                 -----------
    4.2  --Articles of Amendment to the Charter of the Company, effective January
          10, 1991 (which are incorporated by reference from the Exhibits to the
          Company's Form 10-K Annual Report for the fiscal year ended December 31,
          1990 (see Commission File No. 0-1743))
    4.3  --The Articles Supplementary to the Charter of the Company, dated February
          17, 1993 (which are incorporated by reference from the Exhibits to the
          Company's Form 10-K Annual Report for the fiscal year ended December 31,
          1992 (see Commission File No. 0-1743))
    4.4  --The Articles Supplementary to the Charter of the Company, dated
          September 26, 1994 (which are incorporated by reference from the Exhibits to the Company's Form S-3 Registration Statement (No. 33-57707))
    4.5  --The Articles Supplementary to the Charter of the Company, dated December
          27, 1994 (which are incorporated by reference from the Exhibits to the
          Company's Form S-3 Registration Statement (No. 33-57707))
   *4.6  --The Articles Supplementary to the Charter of the Company, dated June 5,
          1996, relating to the Company's Increasing Rate Cumulative Preferred
          Stock, par value $0.01 per share
   *4.7  --The Articles Supplementary to the Charter of the Company, dated June 11,
          1996, relating to the Company's 10.25% Junior Preferred Stock, 1996
          Series, par value $0.01 per share
   *4.8  --The Bylaws of the Company, as amended November 19, 1996 and January 30,
          1997
    4.9  --Specimen Common Stock Certificate (which is incorporated by reference to
          Exhibit 10 to the Company's Form 8-A, filed October 5, 1995)
    4.10 --Contingent Stock Agreement, effective as of January 1, 1996, by the
          Company in favor of and for the benefit of the Holders and
          Representatives named therein (which is incorporated by reference to
          Exhibit 2.3 to the Company's Form S-4 Registration Statement (No. 333-
          1693))
    4.11 --Indenture, dated as of February 24, 1995, between the Company and The
          First National Bank of Chicago, as trustee (which is incorporated by reference to Exhibit 4.1 to the Company's Form S-3 Registration Statement
          (No. 33-57347))
   *4.12 --Form of Fixed Rate Medium-Term Note
   *4.13 --Form of Floating Rate Medium-Term Note
   *5.1  --Opinion of Fried, Frank, Harris, Shriver & Jacobson
   *5.2  --Opinion of Piper & Marbury, L.L.P.
  *12.1  --Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
          Stock Dividend Requirements
  *12.2  --Computation of Ratio of Earnings to Fixed Charges
  *23.1  --Consent of KPMG Peat Marwick LLP
  *23.2  --Consent of Landauer Associates, Inc.
  *23.3  --Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit
          5.1 above)
  *23.4  --Consent of Piper & Marbury, L.L.P. (included in Exhibit 5.2 above)
 **24.1  --Power of Attorney, dated January 30, 1997
 **24.2  --Power of Attorney, dated January 30, 1997
  *25.1  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as trustee under the
          Indenture
   99.1  --Section 2-418 of the Corporations and Associations Article of the
          Annotated Code of Maryland (which is incorporated by reference from the
          Exhibits to the Company's Form S-3 Registration Statement (No. 33-56646))

--------

 * Filed herewith.

** Previously filed.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that the undertakings set forth in paragraphs (1)(i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to provide to the underwriter, at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, The Rouse Company has duly caused this Amendment No. 1 to the Registration Statement (File No. 333-20781) to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on the 6th day of February, 1997.

                                          The Rouse Company

                                                 /s/ Anthony W. Deering
                                          By: _________________________________
                                                    ANTHONY W. DEERING
                                            PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                       AND DIRECTOR

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement (File No. 333-20781) has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

      /s/ Anthony W. Deering           President, Chief
-------------------------------------   Executive Officer        February 6,
         ANTHONY W. DEERING             and Director              1997

Principal Financial Officer:

                                       Senior Vice
               *                        President and Chief      February 6,
-------------------------------------   Financial Officer         1997
         JEFFREY H. DONAHUE

Principal Accounting Officer:

                                       Senior Vice
               *                        President and            February 6,
-------------------------------------   Controller                1997
         GEORGE L. YUNGMANN

   */s/ Anthony W. Deering                                       February 6,
-------------------------------------                             1997

       ANTHONY W. DEERING

        ATTORNEY-IN-FACT

                            THE BOARD OF DIRECTORS

  David H. Benson, Jeremiah E. Casey, Anthony W. Deering, Rohit M. Desai, Mathias J. DeVito, Juanita T. James, William R. Lummis, Thomas J. McHugh, Hanne M. Merriman, Roger W. Schipke, Alexander B. Trowbridge and Gerard J. M. Vlak.

       /s/ Anthony W. Deering          For himself and as
-------------------------------------   Attorney-in-Fact         February 6,
           ANTHONY W. DEERING           for the above-named       1997
            ATTORNEY-IN-FACT            members of the
                                        Board of Directors

                                    EXHIBITS

 EXHIBIT
   NO.                                      DESCRIPTION                                      PAGE
 -------                                    -----------                                      ----
   *1.1  --Form of Underwriting Agreement for Common Stock or Preferred Stock
   *1.2  --Form of Underwriting Agreement for Debt Securities
   *1.3  --Form of Distribution Agreement for Debt Securities
    4.1  --Charter of the Company, as amended and restated effective May 27, 1988, (which is incorporated by reference from the Exhibits to the Company's Form 10-K Annual
          Report for the fiscal year ended December 31, 1988 (see Commission File No. 0-
          1743))
    4.2  --Articles of Amendment to the Charter of the Company, effective January 10, 1991
          (which are incorporated by reference from the Exhibits to the Company's Form 10-
          K Annual Report for the fiscal year ended December 31, 1990 (see Commission File
          No. 0-1743))
    4.3  --The Articles Supplementary to the Charter of the Company, dated February 17,
          1993 (which are incorporated by reference from the Exhibits to the Company's
          Form 10-K Annual Report for the fiscal year ended December 31, 1992 (see
          Commission File No. 0-1743))
    4.4  --The Articles Supplementary to the Charter of the Company, dated September 26,
          1994 (which are incorporated by reference from the Exhibits to the Company's
          Form S-3 Registration Statement (No. 33-57707))
    4.5  --The Articles Supplementary to the Charter of the Company, dated December 27,
          1994 (which are incorporated by reference from the Exhibits to the Company's
          Form S-3 Registration Statement (No. 33-57707))
   *4.6  --The Articles Supplementary to the Charter of the Company, dated June 5, 1996, relating to the Company's Increasing Rate Cumulative Preferred Stock, par value
          $0.01 per share
   *4.7  --The Articles Supplementary to the Charter of the Company, dated June 11, 1996, relating to the Company's 10.25% Junior Preferred Stock, 1996 Series, par value
          $0.01 per share
   *4.8  --The Bylaws of the Company, as amended November 19, 1996 and January 30, 1997
    4.9  --Specimen Common Stock Certificate (which is incorporated by reference to
          Exhibit 10 to the Company's Form 8-A, filed October 5, 1995)
    4.10 --Contingent Stock Agreement, effective as of January 1, 1996, by the Company in favor of and for the benefit of the Holders and Representatives named therein
          (which is incorporated by reference to Exhibit 2.3 to the Company's Form S-4
          Registration Statement (No. 333-1693))
    4.11 --Indenture, dated as of February 24, 1995, between the Company and The First
          National Bank of Chicago, as trustee (which is incorporated by reference to
          Exhibit 4.1 to the Company's Form S-3 Registration Statement (No. 33-57347))
   *4.12 --Form of Fixed Rate Medium-Term Note
   *4.13 --Form of Floating Rate Medium-Term Note
   *5.1  --Opinion of Fried, Frank, Harris, Shriver & Jacobson
   *5.2  --Opinion of Piper & Marbury, L.L.P.
  *12.1  --Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
          Dividend Requirements
  *12.2  --Computation of Ratio of Earnings to Fixed Charges
  *23.1  --Consent of KPMG Peat Marwick LLP
  *23.2  --Consent of Landauer Associates, Inc.
  *23.3  --Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1 above)
  *23.4  --Consent of Piper & Marbury, L.L.P. (included in Exhibit 5.2 above)
 **24.1  --Power of Attorney, dated January 30, 1997
 **24.2  --Power of Attorney, dated January 30, 1997
  *25.1  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
          The First National Bank of Chicago, as trustee under the Indenture
   99.1  --Section 2-418 of the Corporations and Associations Article of the Annotated
          Code of Maryland (which is incorporated by reference from the Exhibits to the
          Company's Form S-3 Registration Statement (No. 33-56646))

-------

 * Filed herewith.

** Previously filed.